Exhibit 99.1

Press Release

Media Contact: Meghan Dotter 703 682 6670

Investor Contact: Ahmed Pasha 703 682 6451

AES Reports Strong Cash Flow Growth in Third Quarter

•                  Third Quarter Earnings Per Share from Continuing Operations up 57% to $0.22 and Adjusted Earnings Per Share up 47% to $0.25

•                  Third Quarter Consolidated Free Cash Flow up 9% to $642 million

•                  2008 Operating Cash Flow and Free Cash Flow Guidance Reaffirmed

ARLINGTON, VA, November 6, 2008 – The AES Corporation (NYSE: AES) today reported strong operational results for the third quarter ended September 30, 2008, benefiting from higher pricing across all regions and increased demand in Latin America.

“In the third quarter, our earnings were in line with our expectations when adjusted for foreign currency transaction impacts.  Our cash flows were strong, with Consolidated Free Cash Flows increasing by nine percent,” said Paul Hanrahan, President and Chief Executive Officer of The AES Corporation.  “We also recognize that we are operating in an environment with increased market volatility.  As a result, we are taking aggressive steps to preserve liquidity, prioritize investments and reduce costs.”

“For the full year, and taking into consideration the foreign exchange transaction impacts, we are modifying Adjusted Earnings Per Share (EPS) guidance for 2008 from $1.16 to $1.07.  Looking to 2009, we are lowering our Adjusted EPS guidance by $0.05 to a range of $1.15 to $1.20, reflecting changes in assumptions about foreign currency exchange rates.  However, we are reaffirming 2009 guidance for Subsidiary Distributions of $1.1 billion to $1.3 billion,” added Mr. Hanrahan.

Results for the quarter and year-to-date ended September 30, 2008 include the following:

	Third Quarter 2008	Year-to-Date September 2008	Full Year 2008 Guidance
Revenue	$4.3 billion	$12.6 billion	n/a
Gross Margin	$1.0 billion	$3.0 billion	$3.7-$3.8 billion
Diluted EPS from Continuing Operations	$0.22	$1.87	$2.07
Adjusted EPS (a non-GAAP financial measure)	$0.25	$0.81	$1.07
Consolidated Operating Cash Flow	$784 million	$1.6 billion	$2.2 billion
Consolidated Free Cash Flow (a non-GAAP financial measure)	$642 million	$1.1 billion	$1.4 billion

“We are well positioned to weather current market trends,” said Victoria D. Harker, Executive Vice President and Chief Financial Officer of AES.  “As part of our earlier efforts to improve financial flexibility, including refinancing $2 billion of parent debt, we have substantially reduced our near-term obligations and extended their maturities while improving pricing.  At the subsidiary level, 93 percent of our debt is now in the local functional currency, which minimizes risk.  As a result of these initiatives, we expect that the 2009 and 2010 debt maturities will be satisfied by our existing cash and operating cash flows.  We are also pleased that the credit market recently demonstrated confidence in AES by providing a $1 billion financing with favorable terms for the Angamos project in Chile.”

Third Quarter 2008 Financial Highlights (comparisons of Q3 2008 vs Q3 2007):

•                  Consolidated Revenues up 25% to $4.3 billion, primarily due to higher prices across all regions and increased volume in Latin America, as well as favorable foreign currency translation and recovery of pass-through expenses

•                  Consolidated Gross Margin up 13% to $1.0 billion, with improved Latin American performance and favorable foreign currency translation

•                  Diluted Earnings Per Share from Continuing Operations up 57% to $0.22

•                  Adjusted EPS from Continuing Operations (a non-GAAP financial measure) up 47% to $0.25 (see Appendix for reconciliation to GAAP), including $0.09 of foreign currency transaction losses primarily in the Philippines and Chile

•                  Net Income up 39% to $145 million or $0.22 per diluted share

•                  Consolidated Operating Cash Flow up 3% to $784 million primarily due to improved performance at our Latin America businesses and decreased net working capital requirements at our Latin America utility businesses

•                  Consolidated Free Cash Flow (a non-GAAP financial measure) up 9% to $642 million due to improved consolidated operating cash flow and lower maintenance capital expenditures

Other Highlights and Recent Developments:

•                  Closed a 17 year, non-recourse debt financing of approximately $1 billion, at the blended cost of LIBOR plus 200 basis points, for the construction of the Angamos project, a 518 MW coal-fired plant located in northern Chile in October 2008

•                  In July 2008 started commercial operations of Buffalo Gap III, a 170 MW wind farm in Abilene, Texas, and raised approximately $240 million of tax-equity financing to replace the construction loan in July 2008

•                  Repurchased 10.7 million shares of common stock at a total cost of approximately $143 million in August and September 2008

Year-to-Date 2008 Financial Highlights (comparison year to date of Q3 2008 vs Q3 2007):

•                  Consolidated Revenues up 27% to $12.6 billion, primarily due to higher prices at our generation businesses across all regions and increased volume in Latin America, as well as favorable currency translation and recovery of pass-through expenses.

•                  Consolidated Gross Margin up 17% to $3.0 billion, primarily due to increased volume in Latin America and higher pricing and volume at our European generation businesses, as well as favorable foreign currency translation.

•                  Diluted Earnings Per Share from Continuing Operations up 156% to $1.87, including $1.31 gain from sale of Northern Kazakhstan businesses in May 2008.

•                  Adjusted EPS from Continuing Operations (a non-GAAP financial measure) of $0.81 (see Appendix for reconciliation to GAAP), including $0.12 of foreign currency transaction losses primarily in the Philippines and Chile.

•                  Net Income increased to $1.3 billion, or $1.87 per diluted share from a loss of $103 million or ($0.15) per diluted share in 2007.  The 2007 result reflects loss on the sale of a Venezuelan subsidiary, CA La Electricidad de Caracas (EDC), which resulted in a non-cash, after-tax charge of $676 million or $1.00 per diluted share.

•                  Consolidated Operating Cash Flow of $1.6 billion, down from $1.9 billion for the same period in 2007 (which included a $151 million contribution from EDC, a business sold in May 2007). The remaining $146 million decrease is primarily due to higher commodity prices impacting net working capital needs in Asia.

•                  Consolidated Free Cash Flow (a non-GAAP financial measure) of $1.1 billion, down from $1.2 billion for the same period in 2007.  Excluding any contribution from EDC, Free Cash Flow (a non-GAAP financial measure) would have decreased by approximately $16 million due primarily to lower operating cash flow, offset by reduced maintenance capital expenditures.

Updated Guidance:

The Company updated its previously announced guidance as follows:

•                  For 2008, based on strong operating performance, the Company reaffirmed its Operating Cash Flow and Free Cash Flow (a non-GAAP financial measure) guidance, at $2.2 billion and $1.4 billion respectively.  The Company lowered its Adjusted EPS guidance by $0.09 to $1.07 to reflect non-cash, unrealized mark-to-market foreign currency transaction losses primarily in the Philippines and Chile.  The Company also lowered its guidance for Diluted Earnings Per Share from Continuing Operations by $0.15 to $2.07 reflecting the change in Adjusted EPS as well as net losses totaling $0.06 related to impairment charges and a loss on a portion of its interest in a Latin American subsidiary.

•                  For 2009, the Company lowered its Adjusted EPS (a non-GAAP financial measure) guidance of $1.15-$1.20 primarily reflecting changes in assumptions about foreign currency exchange rates. The Company also reaffirmed its Subsidiary Distribution guidance of $1.1 billion to $1.3 billion.

Additional details regarding these guidance revisions are set forth in the Appendix to this press release.

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share and Free Cash Flow and reconciliations to the most comparable GAAP financial measure.

Attachments

Consolidated Statements of Operations, Segment Information, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information, 2008 Financial Guidance, 2009 Financial Guidance

Conference Call Information

AES will host a conference call on Friday, November 7, 2008 at 10:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-866-229-5768 at least ten minutes before the start of the call.  International callers should dial +1-973-200-3007.  The reservation number for this call is 72303884.  Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investor Information.”

A telephonic replay of the call will be available from approximately 1:00 p.m. EST on Friday, November 7, 2008 through Friday, November 28, 2008.  Callers in the U.S. please dial 1-800-642-1687.  International callers should dial +1-706-645-9291.  The system will ask for a reservation number; please enter 72303884 followed by the pound key (#).  A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

AES is one of the world’s largest global power companies, with 2007 revenues of USD 13.6 billion. With operations in 29 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide. Our 14 regulated utilities amass annual sales of approximately 76,000 GWh and our 124 generation facilities have the capacity to generate approximately 43,000 megawatts. Our global workforce of 28,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2007 Annual Report on Form 10-K.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share amounts)	2008	2007	2008	2007
		(Restated)		(Restated)

Revenues	$4,345	$3,484	$12,595	$9,915
Cost of sales	(3,387)	(2,637)	(9,562)	(7,315)
GROSS MARGIN	958	847	3,033	2,600

General and administrative expenses	(90)	(93)	(287)	(261)
Interest expense	(458)	(453)	(1,362)	(1,289)
Interest income	157	122	406	359
Other expense	(18)	(24)	(128)	(79)
Other income	63	26	258	324
Gain on sale of investments	—	—	912	10
Impairment expense	(22)	(38)	(94)	(38)
Foreign currency transaction (losses) gains on net monetary position	(60)	9	(123)	11
Other non-operating expense	—	—	—	(45)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EQUITY IN EARNINGS OF AFFILIATES AND MINORITY INTEREST	530	396	2,615	1,592

Income tax expense	(168)	(156)	(725)	(606)
Net equity in (losses) earnings of affiliates	(4)	15	38	57
Minority interest	(213)	(163)	(646)	(552)

INCOME FROM CONTINUING OPERATIONS	145	92	1,282	491

Income from operations of discontinued businesses, net of tax	—	—	—	71
Gain (loss) from disposal of discontinued businesses, net of tax	—	12	(1)	(665)

NET INCOME (LOSS)	$145	$104	$1,281	$(103)

DILUTED EARNINGS (LOSS) PER SHARE
Income from continuing operations, net of tax	$0.22	$0.14	$1.87	$0.73
Discontinued operations, net of tax	—	0.01	—	(0.88)
DILUTED EARNINGS (LOSS) PER SHARE	$0.22	$0.15	$1.87	$(0.15)
Diluted weighted average shares outstanding (in millions)	675	675	693	677

THE AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2008	2007	2008	2007
		(Restated)		(Restated)

REVENUES
Latin America - Generation	$1,196	$918	$3,578	$2,474
Latin America - Utilities	1,618	1,312	4,644	3,789
North America - Generation	615	576	1,705	1,625
North America - Utilities	288	274	804	795
Europe & Africa - Generation	278	216	881	683
Europe & Africa - Utilities	197	155	595	478
Asia - Generation	398	235	1,054	686
Corp/Other & eliminations	(245)	(202)	(666)	(615)

Total revenue	$4,345	$3,484	$12,595	$9,915

GROSS MARGIN
Latin America - Generation	$385	$184	$1,103	$631
Latin America - Utilities	232	254	725	771
North America - Generation	147	207	549	535
North America - Utilities	82	86	194	245
Europe & Africa - Generation	49	35	240	167
Europe & Africa - Utilities	23	22	67	64
Asia - Generation	35	47	126	154
Corp/Other & eliminations	5	12	29	33

Total gross margin	$958	$847	$3,033	$2,600

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EQUITY IN EARNINGS OF AFFILIATES AND MINORITY INTEREST
Latin America - Generation	$350	$135	$907	$636
Latin America - Utilities	186	190	700	609
North America - Generation	111	95	389	441
North America - Utilities	50	57	86	159
Europe & Africa - Generation	35	28	1,124	124
Europe & Africa - Utilities	15	20	45	56
Asia - Generation	(24)	23	(23)	79
Corp/Other & eliminations	(193)	(152)	(613)	(512)

Total income from continuing operations before income taxes, equity in earnings of affiliates and minority interest	$530	$396	$2,615	$1,592

THE AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
($ in millions, except shares and par value)	2008	2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,707	$2,058
Restricted cash	552	522
Short-term investments	1,453	1,306
Accounts receivable, net of reserves of $296 and $255, respectively	2,451	2,270
Inventory	597	480
Receivable from affiliates	24	56
Deferred income taxes - current	188	286
Prepaid expenses	202	137
Other current assets	1,219	1,076
Current assets of held for sale and discontinued businesses	—	145
Total current assets	8,393	8,336

NONCURRENT ASSETS
Property, Plant and Equipment:
Land	987	1,052
Electric generation and distribution assets and other	26,041	24,824
Accumulated depreciation	(7,937)	(7,591)
Construction in progress	2,999	1,774
Property, plant and equipment, net	22,090	20,059

Other assets:
Deferred financing costs, net of accumulated amortization of $264 and $227, respectively	370	352
Investment in and advances to affiliates	896	730
Debt service reserves and other deposits	610	568
Goodwill	1,468	1,416
Other intangible assets, net of accumulated amortization of $186 and $173, respectively	501	466
Deferred income taxes - noncurrent	563	647
Other assets	1,762	1,698
Noncurrent assets of held for sale and discontinued businesses	—	181
Total other assets	6,170	6,058
TOTAL ASSETS	$36,653	$34,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,141	$1,073
Accrued interest	351	255
Accrued and other liabilities	2,969	2,638
Non-recourse debt - current portion	800	1,142
Recourse debt - current portion	154	223
Current liabilities of held for sale and discontinued businesses	—	151
Total current liabilities	5,415	5,482

LONG-TERM LIABILITIES
Non-recourse debt	12,459	11,297
Recourse debt	5,231	5,332
Deferred income taxes - noncurrent	1,230	1,197
Pension liabilities and other post-retirement liabilities	769	921
Other long-term liabilities	3,615	3,754
Long-term liabilities of held for sale and discontinued businesses	—	65
Total long-term liabilities	23,304	22,566

MINORITY INTEREST	3,705	3,241

STOCKHOLDERS’ EQUITY
Common stock ($.01 par value, 1,200,000,000 shares authorized; 672,857,157 issued and 662,165,890 outstanding at September 30, 2008 and 670,339,855 shares issued and outstanding at December 31, 2007)	7	7
Additional paid-in capital	6,826	6,776
Retained earnings (Accumulated deficit)	40	(1,241)
Accumulated other comprehensive loss	(2,500)	(2,378)
Treasury stock, at cost (10,691,267 and 0 shares at September 20, 2008 and December 31, 2007, respectively)	(144)	—
Total stockholders’ equity	4,229	3,164
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,653	$34,453

THE AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2008	2007	2008	2007
		(Restated)		(Restated)

OPERATING ACTIVITIES:
Net income (loss)	$145	$104	$1,281	$(103)
Adjustments to net income (loss):
Depreciation and amortization	260	237	760	694
Loss (gain) from sale of investments and impairment expense	18	51	(832)	91
(Gain) loss on disposal and impairment write-down - discontinued operations	—	(12)	—	665
Provision for deferred taxes	88	33	296	148
Minority interest expense	212	162	645	567
Other	124	70	24	(44)
Changes in operating assets and liabilities:
Increase in accounts receivable	(120)	(108)	(363)	(246)
Increase in inventory	(22)	(3)	(101)	(26)
Decrease (increase) in prepaid expenses and other current assets	148	(31)	(46)	(100)
(Increase) decrease in other assets	(109)	60	(246)	209
Increase (decrease) in accounts payable and accrued liabilities	157	147	204	(46)
(Decrease) increase in income taxes and other income tax payables, net	(1)	89	88	117
Decrease in other liabilities	(116)	(41)	(135)	(54)
Net cash provided by operating activities	784	758	1,575	1,872

INVESTING ACTIVITIES
Capital expenditures	(578)	(613)	(1,963)	(1,729)
Acquisitions–net of cash acquired	2	(1)	(1,135)	(316)
Proceeds from the sale of businesses	—	54	1,093	835
Proceeds from the sale of assets	22	5	102	10
Proceeds from the sale of short-term investments	1,233	909	4,121	1,663
Purchase of short-term investments	(1,375)	(626)	(4,262)	(1,811)
(Increase) decrease in restricted cash	(59)	79	(57)	(100)
Decrease (increase) in debt service reserves and other assets	22	(46)	(38)	56
Equity investments and advances to affiliates	(57)	(2)	(205)	(3)
Loan advances	—	—	(173)	—
Other investing	(13)	69	79	68
Net cash used in investing activities	(803)	(172)	(2,438)	(1,327)

FINANCING ACTIVITIES
Borrowings (repayments) under the revolving credit facilities, net	183	100	382	(61)
Issuance of recourse debt	—	—	625	—
Repayments of recourse debt	—	—	(1,037)	—
Issuance of non-recourse debt	342	371	1,908	1,169
Repayments of non-recourse debt	(363)	(539)	(1,037)	(1,157)
Payments for deferred financing costs	(26)	(15)	(62)	(36)
Distributions to minority interests	(206)	(305)	(450)	(571)
Contributions from minority interests	246	25	407	359
Financed capital expenditures	(1)	(19)	(52)	(27)
Purchase of treasury stock	(143)	—	(143)	—
Other financing	4	9	21	39
Net cash provided by (used in) financing activities	36	(373)	562	(285)
Effect of exchange rate changes on cash	(53)	(4)	(50)	46

Total (decrease) increase in cash and cash equivalents	(36)	209	(351)	306
Cash and cash equivalents, beginning	1,743	1,455	2,058	1,358

Cash and cash equivalents, ending	$1,707	$1,664	$1,707	$1,664

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
($ in millions, except per share amounts)	2008		2007		2008		2007
			(Restated)				(Restated)

Reconciliation of Adjusted Earnings Per Share (6),(7)

Diluted EPS From Continuing Operations	$0.22		$0.14		$1.87		$0.73

FAS 133 Mark-to-Market (Gains)/Losses	0.01		—		(0.07)		0.01
Currency Transaction (Gains)/Losses	—		—		—		—
Net Asset (Gains)/Losses and Impairments	0.02	(1)	0.03	(2)	(1.24	)(3)	0.09	(4)
Debt Retirement (Gains)/Losses	—		—		0.25	(5)	—

Adjusted Earnings Per Share (6),(7)	$0.25		$0.17		$0.81		$0.83

Calculation of Maintenance Capital Expenditures for Free Cash Flow(8) Reconciliation Below:

Maintenance Capital Expenditures	$142		$168		$505		$679
Growth Capital Expenditures	437		464		1,510		1,077

Total Capital Expenditures	$579		$632		$2,015		$1,756

Reconciliation of Free Cash Flow

Net Cash from Operating Activities	$784		$758		$1,575		$1,872
Less: Maintenance Capital Expenditures	142		168		505		679

Free Cash Flow (8)	$642		$590		$1,070		$1,193

(1)	Amount includes: South Africa peaker development cost write-off of $11 million or $0.02. There is no tax benefit associated with these impairments.

(2)	Amount includes: Placerita impairment of $25 million ($15 million net of taxes or $0.02) and Coal Creek impairment of $10 million ($6 million net of taxes or $0.01) in Q3 2007.

(3)

Amount includes: South Africa peaker development cost write-off of $31 million ($29 million net of taxes or $0.04), Uruguaiana impairment of $36 million ($17 million net of minority interest or $0.03), and nontaxable net gain on Kazakhstan sale of $908 million or $1.31. There is no tax benefit associated with the Uruguaiana impairment.

(4)

In addition to Q3 2007 items referenced in footnote (2), amount includes: AgCert investment impairments of $34 million or $0.05 in Q1 2007 and $6 million or $0.01 in Q2 2007. There is no tax benefit associated with these impairments.

(5)

Amount includes: $55 million ($34 million net of tax or $0.05) loss on the retirement of Corporate debt, $131 million or $0.19 tax impact on repatriation of a portion of the Kazakhstan sale proceeds that were used to fund the early retirement of corporate debt, and $14 million ($9 million net of taxes or $0.01) of debt refinancing at IPALCO in Q2 2008.

(6)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Brazil and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) costs related to the early retirement of debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency gains or losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of debt.

(7)

Effective January 1, 2008, the Company now includes in its definition of adjusted earnings per share, costs associated with early retirement of non-recourse debt, in addition to recourse debt. There would be no impact to 2007 reported adjusted EPS as a result of this change.

(8)

Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures). AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

The AES Corporation

Parent Financial Information (unaudited)

Parent only data: last four quarters

($ in millions)

	4 Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2007
Total subsidiary distributions & returns of capital to Parent	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,017	$1,194	$1,183	$1,099
Returns of capital distributions to Parent & QHCs	127	140	91	106
Total subsidiary distributions & returns of capital to Parent	$1,144	$1,334	$1,274	$1,205

Parent only data: quarterly

($ in millions)

	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2007
Total subsidiary distributions & returns of capital to Parent	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$184	$269	$221	$343
Returns of capital distributions to Parent & QHCs	24	81	1	21
Total subsidiary distributions & returns of capital to Parent	$208	$350	$222	$364

Parent Company Liquidity(2)

($ in millions)

	Balance at
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2008	2008	2008	2007
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs(3)	$455	$695	$737	$1,315
Availability under revolver	690	815	786	838
Ending liquidity	$1,145	$1,510	$1,523	$2,153

(1)Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2) Liquidity is defined as cash at the Parent Company plus availability under corporate revolver plus cash at qualifying holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3) The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

AES CORPORATION

2008 FINANCIAL GUIDANCE

	Revised	Previous
	2008 Guidance	2008 Guidance (1)

Income Statement Elements

Gross Margin	$3.7 to 3.8 billion	$3.7 to 3.8 billion

Income Before Tax and Minority Interest (2)	$3.1 to 3.2 billion	$3.1 to 3.2 billion

Diluted Earnings Per Share From Continuing Operations (2)	$2.07	$2.22

Adjusted Earnings Per Share Factors (3)	($1.00) (4)	($1.06) (5)

Adjusted Earnings Per Share (3)	$1.07	$1.16

Cash Flow Elements

Net Cash From Operating Activities	$2.2 billion	$2.2 billion

Maintenance Capital Expenditures	$0.8 billion	$0.8 billion

Free Cash Flow (6)	$1.4 billion	$1.4 billion

Growth Capital Expenditures	$2.4 to 2.5 billion	$2.4 to 2.5 billion

Subsidiary Distributions (7)	$1.0 to 1.1 billion	$1.0 to 1.1 billion

Notes:

(1)	Guidance provided on August 8, 2008.

(2)	Includes net gain of approximately $908 million or $1.31 per share primarily from sale of two indirectly owned subsidiaries in Kazakhstan.

(3)	Non-GAAP financial measure as reconciled in the table.

(4)

Adjustment factors include: net gain of approximately $908 million or $1.31 per share from sale of two indirectly owned subsidiaries in Kazakhstan; tax expense of approximately $131 million or $0.19 per share related to the repatriation of a portion of the Kazakhstan sale proceeds; approximately $69 million or $0.06 in losses on the retirement of debt at the Parent in connection with a refinancing in May 2008 and at one of our North American subsidiaries associated with a $375 million refinancing in April 2008; and South Africa peaker development cost write-off of $11 million or $0.02 per share; and loss on sale of a portion of its interest in a Latin American subsidiary of $25 million or $0.04 per share.

(5)

Adjustment factors include: net gain of approximately $908 million or $1.31 per share from sale of two indirectly owned subsidiaries in Kazakhstan; tax expense of approximately $131 million or $0.19 per share related to the repatriation of a portion of the Kazakhstan sale proceeds; and approximately $69 million or $0.06 in losses on the retirement of debt at the Parent in connection with a refinancing in May 2008 and at one of our North American subsidiaries associated with a $375 million refinancing in April 2008.

(6)

Non-GAAP financial measure as reconciled in the table. Maintenance capital expenditures reflect total capital expenditures of $3.2 to $3.3 billion less growth capital expenditures of $2.4 to $2.5 billion including certain growth projects not yet awarded.

(7)	See footnote (1) on Parent Financial Information for definition.

AES CORPORATION

2009 FINANCIAL GUIDANCE

	Revised 2009 Guidance	Previous 2009 Guidance (1)

Diluted Earnings Per Share From Continuing Operations	$1.09-$1.14	$1.20-$1.25

Adjusted Earnings Per Share Factors (2)	$0.06	—

Adjusted Earnings Per Share (2)	$1.15-$1.20	$1.20-$1.25

Subsidiary Distributions (3)	$1.1 to $1.3 billion	$1.1 to $1.3 billion

Notes:

(1)                      Guidance provided on March 17, 2008.

(2)                      Non-GAAP financial measure as reconciled in the table.  Adjustment factors include: net FAS 133 mark-to-market derivative losses of $0.06 per share; foreign currency transaction losses of $0.02 per share; and gain on disposition of assets of $0.02 per share related to Hefei settlement.

(3)                      See footnote (1) on Parent Financial Information for definition.